COMMERCIAL LEASE


         This lease, dated for reference purposes only this 30 day of November, 1995, is made between NINE-C CORPORATION (the "Landlord") and BAY AREA BANK (the "Tenant").

         1.       PREMISES.

         1.01 Description. Landlord hereby leases to Tenant and Tenant hires from Landlord on the terms, covenants and conditions set forth herein, those premises specifically known as Suite 530 designated and identified by crosshatching on Exhibit "A" attached hereto, (the "Leased Premises"), and incorporated by reference herein. The Leased Premises, approximately 1873 square feet of usable space, and approximately 2119 square feet of rentable space (by BOMA Modified Standards), is located at 900 Veterans Boulevard, Redwood City, California (the "Building"). The Building is a part of a commercial project which includes the Building, an adjacent parking lot and parking structure and the underlying real property (the "Project").

         1.02 Confirmation of Terms. Within thirty (30) days after Landlord delivers a fully executed copy of this Lease to Tenant, Tenant's architect may, at Tenant's expense, verify the rentable area contained in the Leased Premises. The term "rentable area" as used in this Lease means the rentable area as determined by the most recent version of the BOMA (Building Owners and Managers Association International) American National Standard. If tenant's verification of the rentable area differs from the rentable area specified in Paragraph 1.01, then the parties shall immediately execute "Confirmation of Lease Terms" to confirm the rentable area, the Base Rent, Tenant's Pro Rata Share and other changes that are based on the rentable area of the Premises.

         2.       BASE RENT.

         2.01 Tenant agrees to pay Landlord as base rent (Base Rent), without notice, demand, deduction, or offset, the monthly sum of $3729.44 for the first 12 months, adjusted as provided in Paragraph 2.03 for all months thereafter, in advance on or before the first day of each and every successive calendar month during the term hereof, except that last month's deposit shall be paid upon execution hereof. Credit will be given for Tenant's current deposit. The rent shall commence on the First day of January, 1996 (the "Commencement Date"). All payments to Landlord under this Lease shall be paid to Landlord at the address for notice set forth in paragraph 32.15, or at such other address provided to Tenant by Landlord in writing from time to time.


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         2.02 Rent for any  period  which is for less than one month  shall be a prorated portion of the monthly rental based upon a thirty (30) day month. Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur certain costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Leased Premises. Therefore, in the event Tenant shall fail to pay any installments of rent or any sum due hereunder within five (5) days after receiving notice of such delinquency, Tenant shall pay to Landlord as additional rent a late charge equal to TEN percent (10%) of each such installment or other sum. A $15.00 charge will be paid by the Tenant to the Landlord for each returned check, in addition to the late charge.

         2.03 The base Rent set forth in Paragraph 2.01 shall be increased in all years after the first year of the term if the Consumer Price Index - San Francisco - All Items (Index) as published by the United States Department of Labor's Bureau of Labor Statistics, increases over the base period Index. The base period Index for any year shall be the Index for the calendar month which is the fourth month preceding the month in which any lease year commences. The base period Index shall be compared with the Index for the same calendar month for each subsequent year (comparison month). If the Index for any comparison month is higher than the base period Index, then the rental for the next year shall be increased by the identical percentage commencing with the next rental commencement month; provided, however, that no such rental increase shall be less than 4% or more than 8%, of the rental for the previous year. In no event shall the rental be less than that set forth in Paragraph 2.01. (By way of illustration only, if Tenant commenced paying rent in July 1991, then the base period Index for the second year is that for April 1992 (assume 130) and that Index shall be compared with the Index for April 1991 (assume 136), and because the Index for April 1992 is 4.61% higher, the rental commencing July 1992 shall be 4.61% higher; likewise the Index for April 1993 shall be compared with the Index for April 1992.)

         Should the Bureau revise or discontinue the publication of the above Index. Landlord and Tenant shall convert to the revised index or adopt the successor index in accordance with the guidelines therefor issued by the federal government.

         3.       PROJECT OPERATING COSTS.

         3.01(a) In order that the Rent payable during the Term reflect any increase in Project Operating Costs (described below), Tenant agrees to pay to Landlord as Rent, Tenant's Proportionate Share (defined in Paragraph 3.02) of all increases in costs,

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expenses and obligations attributable to the Project and its operation, all as provided below.

             (b) If, during any Calendar year during the Term, Project Operating Costs exceed the Project Operating Costs for the first year of the Term, Tenant shall pay to Landlord, in addition to the Base Rent and all of the payments due under this Lease, an amount equal to Tenant's Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Paragraph 3.01(b).

             (c) The term "Project Operating Costs" shall include all those items described in the following subparagraphs (1) and (2).

                           (1)  All taxes, assessments, water and sewer charges
and other similar governmental charges levied on or attributable to the Building or Project as a whole or their operation, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or Project as a whole, and (ii) assessments or charges levied or assessed against the Building or Project as a whole by any redevelopment agency; but excluding any tax measured by gross rentals received from the leasing of the Premises, Building or Project.

                           (2)  Operating costs incurred by Landlord in
maintaining and operating the Building and Project, including without limitation the following: costs of (i) utilities; (ii) supplies; (iii) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement costs of the Building and Project as required by Landlord or its lenders for the Project; (iv) services of independent contractors; (v) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and the HVAC system, equipment, improve ments and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel, landscapers and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (vi) operation and maintenance of a room for delivery and distribu tion of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (vii) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limita tion, an amount equal to the fair market value of any on-site manager's office, but excluding any commission or fee for leasing or collecting rents); (viii) rental expenses for (or a reasonable depreciation allowance on) personal property used in the main tenance, operation or repair of the Building or Project: (ix) costs, expenditures or charges (whether capitalized or not)

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required by any governmental or quasi-governmental  authority;  (x) amortization of capital expenses (including financing costs) (1) required for the Building as a whole by a governmental entity for energy conservation or life safety purposes, or (2) made by Landlord to reduce Project Operating Costs; and (xi) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project, but specifically excluding the cost of maintenance and operation of the elevator.

                           (3)  Project Operating Costs shall not include costs
or expenses only for the benefit of other tenants.

                  (d) Tenant's Proportionate Share of Project Operating Costs shall be payable by Tenant to Landlord as follows:

                           (1)   Beginning with the second year of the term and
for each year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the Project Operating Costs incurred by Landlord in the Comparison Year which exceeds the total amount of Project Operating Costs payable by Landlord for the first year of the term. This excess is referred to as the "Excess Expenses."

                           (2)      To provide for current payments of Excess
Expenses, Tenant shall, at landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the Excess Expenses payable during such Comparison Year, as estimated by Landlord from time to time. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

                  (e) On or before the 90th day of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement setting forth Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total exceeds Tenant's Proportionate Share of the actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installment(s) of additional rent an amount equal to the difference until the credit is exhausted. If

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a credit is due from Landlord on the Expiration Date,  Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Paragraph 3.01 shall survive the Expiration Date.

                  (f) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriate ly prorated.

                  (g) If any dispute arises as to the amount of any additional rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, Landlord and Tenant shall refer the dispute to an independent certified public accountant selected by them for certification of the proper amount. Such accountant's certification of the amount and direction as to the allocation between Landlord and Tenant of the cost of certification shall be final and conclusive.

         3.02 Tenant's Proportionate share shall be 3.9%, the usable area of the Leased Premises divided by the useable area of the Building, times 100, computed as follows:

         Premises Usable Area:                        1,873__ = .039 x 100 =3.9%
                                                     --------
         Building Usable Area:                       47,692 sq. ft.

         3.03 All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent, is sometimes referred to as the "Rent"). The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

         3.04 In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than standard tenant improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair,

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use or occupancy by Tenant of the Premises or any portion  thereof;  or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

         3.05 Landlord agrees to operate the Project in a prudent manner with a view to controlling costs in a manner consistent with the sound operation of the Project.

         4.  CONDITION  OF  THE  PREMISES.  Tenant's  taking  possession  of the
Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord written notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation, express or implied, respecting any matter or thing relating to the Premises or Building or this Lease (including, without limitation, the condition of the Premises or the Building) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

         5.       TERM.

         5.01 The lease term shall commence on the Commencement Date of January 1, 1996 and shall be for a period of 36 months (3 years) ending December 31, 1998.
         5.02 The option to extend this lease for an additional 3 years (36 months) is granted, provided they have been and are, incompliance with all terms & conditions of this lease. The Tenant will provide, in writing, no later than October 1, 1998,to excercise this option or vacate the premises.

         6. USE OF PREMISES. The Leased Premises may be used and occupied only for offices and for no other purpose without Landlord's prior written consent. Landlord does not represent nor warrant that the premises can be used for such purpose, as it is incumbent upon Tenant to ascertain from the proper governmental authorities whether or not the premises can be used for Tenant's intended use. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises and their cleanliness, safety, occupation and use. Tenant shall not commit, or suffer to be committed, any waste on the Premises, nor shall Tenant maintain, commit, or permit the maintenance or commission of any nuisance, as defined in California Civil Code
Section 3479, on the Premises. This provision shall specifically preclude the storage in or on the Premises, or release in or about

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the  Premises,  of  hazardous  materials  as that term is defined in Federal and
California laws, statutes, rules and regulations.

         7. UTILITIES INTERRUPTION. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service, and no such failure or interruption shall entitle Tenant to terminate this Lease or abate the rent and other charges.

         8.       ALTERATIONS, MECHANICS LIENS.

         8.01 Alterations may not be made to the Leased Premises without the prior written consent of Landlord and any alterations of the Leased Premises except movable furniture and trade fixtures shall at Landlord's option become part of the realty and belong to the Landlord.

         9.       FIRE INSURANCE HAZARDS.

         9.01 No use shall be made or permitted to be made of the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Leased Premises, or the Building of which it is a part. Tenant agrees to pay to Landlord as additional rent, any increase in premiums on policies which may be carried by Landlord on the Leased Premises covering damages to the Building and loss of rent caused by fire and the perils normally included in extended coverage above the rates for the least hazardous type of occupancy for industrial, warehousing, office and distribution operations.

         9.02 Tenant shall maintain in full force and effect on all of its fixtures and equipment in the Leased Premises a policy or policies of fire and extended coverage insurance with malicious mischief and theft endorsements to the extent of at least eighty percent (80%) of their insurable value. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment ad fixtures and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions, nor on any leasehold improvements made by Tenant. Tenant shall furnish Landlord with a certificate of such policy within thirty (30) days of the commencement of this Lease

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and whenever  required shall satisfy  Landlord that such policy is in full force and effect.

         10. LIABILITY INSURANCE. Tenant, commencing upon Tenant's initial entry into the premises, at its own expense, shall provide and keep in force with companies acceptable to Landlord public liability insurance for the benefit of Landlord and Tenant jointly against liability for bodily injury and property damage in the amount of not less than One Million Dollars ($1,000,000) in respect to injuries to or death of one person and in an amount of not less than Two Million Dollars ($2,000,000) in respect to injuries to or death of more than one person in any one occurrence, and in the amount of not less than Four Hundred Ninety-Five Thousand Dollars ($495,000) per occurrence in respect to damage to property, such limits to be in any greater amounts as may be reasonably indicated by circumstances from time to time existing. Tenant shall upon occupancy furnish Landlord with a certificate of such policy and whenever required shall satisfy Landlord that such policy is in full force and effect. Such policy shall name Landlord as an additional insured and shall be primary and non-contributing with any insurance carried by Landlord. The policy shall further provide that it shall not be canceled or altered without twenty (20) days' prior written notice to Landlord. Insurance required hereunder shall be in companies rated A+, AAA or better in "Best's Insurance Guide."

         11.      INDEMNIFICATION BY TENANT.

         11.01 This Lease is made on the express condition that Landlord shall not be liable for or suffer loss by reason of injury to person or property from any cause (excluding Landlord's negligent act or omission and excluding any environmental matters not caused by Tenant) in any way connected with the condition or use of the Leased Premises or the installation or construction of improvements or personal property therein, including without limitation any liability for injury to the person or property of Tenant, its agents, officers, employees or invitees. Tenant agrees to indemnify Landlord and hold it harmless from any and all liability, loss, cost, or obligation on account of, or arising out of, any such injury or loss.

         11.02 In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, under the paragraph above, Tenant, upon Landlord's request, will at Tenant's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by the insurer whose policy covers the occurrence or by counsel designated by Tenant and approved by Landlord. The obligations of Tenant under this section arising by reason of any occurrence taking place during the Lease Term shall survive any termination of this Lease.


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         12.      REPAIRS.

         12.01 Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair (except as hereinafter provided with respect to Landlord's obligations) including without limitation, the maintenance, replacement and repair of any storefront, doors, window casements and glazing. Tenant shall, upon the expiration or sooner termina tion of this Lease hereof, surrender the Leased Premises to the Landlord in good condition, broom clean, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Any damage to adjacent premises caused by Tenant's use of the Premises shall be repaired at the sole cost and expense of Tenant.

         12.02 Notwithstanding the Provisions of Paragraph 12.01 hereinabove, Landlord shall repair and maintain the structural portions of the Leased Premises, including the exterior walls and roof, plumbing, pipes, electrical wiring and conduits, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees, invitees, or any damage caused by breaking and entering, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. All costs and expenses of Landlord under this Paragraph
12.02 shall be Project Operating Costs under Paragraph 3.01. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 16 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Leased Premises or building of which the Leased Premises are a part, or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

         13. PARKING AND COMMON AREAS. Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and subtenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants and their agents, employees, customers, licensees and subtenants, to use the Common areas and parking garage adjacent to the building during the entire term of this Lease, for ingress and egress, and automobile parking.

         14. SIGNS. The Tenant shall obtain Landlord's approval before signs are placed on the exterior and/or interior of the Building.


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         15. ENTRY BY LANDLORD.  Tenant  shall  permit  Landlord and  Landlord's agents to enter the Leased Premises after business hours on weekdays, and on weekends, for the purpose of inspecting the same or for the purpose of maintaining the Leased Premises or adjacent premises or for the purpose of making repairs, altera tions, or additions to any portion of same including the erection and maintenance of such scaffolding, canopies, fences, and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises, excluding Tenant's vaults and safes. The tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Leased Premises without prior written consent of the Landlord. If Landlord shall give its consent, the Tenant shall in each case furnish the Landlord with a key for any such lock.

         16.      DESTRUCTION OR DAMAGE.

         16.01 If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within (90) ninety days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Paragraph 16.04.

         16.02. If in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord shall notify Tenant of that opinion in writing within thirty (30) days after the date of such fire or other casualty. In such event, Landlord and Tenant may each terminate this Lease unilaterally by giving the other party written notice of such termination within 15 days of the effective date of the notice described above, and this Lease shall terminate as of the date of such fire or casualty. If neither party notifies the other of such termination, this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Paragraph 16.01.

         16.03(a) If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days,

Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Paragraph 16.01. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

         16.03(b) If any other such portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, and Tenant's business operations are substantially and adversely impacted by such damage, and Landlord elects to repair such damage, then, nevertheless, Tenant shall have the right to terminate this Lease if the substantial adverse impact is not cured by Landlord within one hundred fifty (150) days of the date of such fire or casualty. Tenant shall exercise this right by giving written notice to Landlord no later than one hundred fifty-five (155) days after the date of such fire or casualty.

         16.04 If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and standard tenant improvements in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises or Building as a result of any damage from fire or other casualty.

         16.05 This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises or Building by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application. The opinions and determinations of Landlord under this Section 16 shall be reasonable.

         17. ASSIGNMENT AND SUBLETTING. Tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Leased Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents, servants and invitees or Tenant excepted) to occupy or use the Leased Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld. A consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another persona. Consent to any such assignment or subletting shall not relieve Tenant of any liability under this Lease. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Landlord, constitute a default under the terms of this Lease.

                  In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord reasonable fees, not to exceed One Thousand Dollars ($1,000.00), incurred in connection with the processing of documents necessary to giving of such consent and assumption by the assignee.

         18. TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

                  A. The vacating or abandonment of the Premises by Tenant.

                  B. The failure by Tenant to make any payment or rent or any other payment required to be made by Tenant hereunder, as and when due.

                  C. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than described in B, above, where such failure shall continue for a period of fifteen (15) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than fifteen (15) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said fifteen (15) days period and thereafter diligently prosecutes such cure to completion.

                  D. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

         19. REMEDIES ON DEFAULT. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

                  A. Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to: the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises; reasonable attorney's fees; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges and adjustments called for herein for the balance of the term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commission paid by Landlord and applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten percent (10%) per annum. "Worth" as used in this provision, is computed by discounting the total at the discount rate of the Federal Reserve Bank of San Francisco at the time of the judgment, or award, plus one percent (1%).

                  B. Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent and any other charges and adjustments as may become due hereunder; or

                  C. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located.

         20. LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, any anytime, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord including without limitation reasonable attorney's fees and expenses, together with interest on the amount of costs and expenses so incurred at the maximum legal rate then in effect in the State of California shall be paid by Tenant to Landlord on demand.

         21. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord or the beneficiary under any deed of trust fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty
(30) days after written notice by Tenant to Landlord and to the beneficiary of any deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or said beneficiary commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to damages and/or an injunction.

         22. ATTORNEY'S FEES/COLLECTION CHARGES. In the event of any legal action or proceeding between the parties hereto, reasonable attorney's fees and expenses of the prevailing party in any such action or proceeding may be added to the judgment therein, including attorney's fees on appeal. In addition to the charges provided for above, Tenant shall pay a charge of $25.00 to Landlord for preparation of each demand for delinquent rent.

         23. SURRENDER OF LEASE NOT MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases, and/or subtenan cies, or may, at the option of Landlord, operate as an assignment to it of any or all of such subleases or subtenancies.

         24. CONDEMNATION. If any part of the Leased Premises or the building of which it is a part, or the Center or parking or common areas therein, shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is reasonably suitable for Tenant's purposes hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be equitably adjusted. If all the Leased Premises, or such part thereof be taken or condemned so that there does not remain a portion reasonably suitable for Tenant's purposes hereunder, this Lease shall thereupon terminate.

         25. WAIVER. The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         26. EFFECT OF HOLDING OVER. If Tenant should remain in possession of the Leased Premises after the expiration of the Lease Term and without executing a new Lease, then such holding over shall be construed as a tenancy from month-to-month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy; provided, however, that Base Rent during any such holding over shall be 150% of the Base Rent in effect immediately prior to the expiration of the Lease term.

         27.      TENANT'S STATEMENT.         Tenant shall at any time and from
time to time upon not less than five (5) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and +other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

         28.      TENANT'S FINANCIAL INFORMATION.        Tenant shall promptly
furnish to Landlord, from time to time, financial statements and annual reports, reflecting Tenant's current financial condition, whenever requested by Landlord.


         29.      RELATIONSHIP OF THE PARTIES.         Nothing contained herein
shall be deemed or construed by the parties hereto nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship other than Landlord and Tenant.

         30. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all reasonable rules and regulations that Landlord shall from time to time promulgate and/or modify (see Exhibit "C" attached hereto). The rules and regulations shall be binding upon the Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenants or occupants. Said rules may include (1) the restricting of employee parking, and (2) regulation of waste removal.

         31.      GENERAL PROVISIONS.

         31.01 Plats and Riders. Clauses, plats, riders and addendums, if any, affixed to this Lease are a part hereof.

         31.02 Venue. Landlord will execute this Lease and will receive the rent and other payments at Landlord's office. Therefore the county in which Landlord's office is located is hereby deemed to be a proper place of venue for transitory actions.

         31.03 Marginal Headings. The marginal headings and article titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpreta tion of any part hereof.

         31.04 Time. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

         31.05. Successors and Assigns. The covenants and condi tions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         31.06. Recordation. Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of the Landlord.

         31.07. Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet posses sion of the Premises for the entire term hereof, subject to all the provisions of this Lease.

         31.08. Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understand ing pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

         31.09. Inability to Perform. This lease and the obliga tions of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

         31.10. Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect,impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

         31.11. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         31.12. Choice of Law. This Lease shall be governed by the laws of the State of California.

         31.13. Sale of Premises by Landlord. In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; but only if the purchaser at such sale or any subsequent sale of the Premises shall have assumed and agreed to carry out any and all of the covenants and obliga tions of the Landlord under this Lease.

         31.14. Subordination, Attornment. Upon request of the Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any mortgage, or deed of trust, to any bank, insurance company or other lender (including the Building owner and its successors and assigns) now or hereafter in force against the premises, and to all advances made or hereafter to be made upon the security thereof, provided that such company or institution agrees to honor this Lease for the full term hereof so long as Tenant is not in default hereunder.

         In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

         31.15. Notices. All notices and demands which may be or are required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, addressed to the Tenant at the Premises, and to the address hereinbelow, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

         To Landlord at:                    NINE C CORPORATION
                                            P.O. Box 5764
                                            Redwood City, CA  94063

         To Tenant at:                      Bay Area Bank
                                            900 Veterans Blvd.
                                            Redwood City, CA  94063

         32. SERVICES TO PREMISES. Notwithstanding anything herein to the contrary, the Landlord shall provide water, power, heating, air conditioning, janitorial and other services, including but not limited to floor waxing, trash removal, window washing and all facilities regarding maintenance of the exterior of the building, including gardening, subject to payment or reimbursement by Tenant as provided herein.

                  Exhibit "B" hereto more completely sets forth the types and frequency of service and the minimum acceptable service standard levels.

         33.      VALIDITY OF LEASE.         The Lease shall be effective only
after Tenant has received a fully executed copy of this Lease from Landlord.

         34. TOXIC/HAZARDOUS MATERIALS CONSIDERATION. Upon request Lessor will make available a Toxic Report that shows Benzene under the garage area. This is being monitored by the County Health Department at this time. Lessor believes it does not present a hazard.

         THE PARTIES HAVE  EXECUTED THIS LEASE THE DATE AND YEAR SET BELOW THEIR
         SIGNATURE:


LANDLORD                                                      TENANT

NINE-C CORPORATION                                        BAY AREA BANK





By:____________________________                 By:____________________________
         James E. Burney


Title:  President                  Title: President


Date:__________________________                 Date:__________________________







                                                   By:_________________________



                                     Title:



9c30.95

                                                    Exhibit "A"


[Exhibit A consists of a scale drawing of the floor on which the premises are located, showing the leased premises by sharing.]

                                                    Exhibit "B"

                                         CLEANING SPECIFICATIONS

Significant Cleaning Services will perform the following services:

1.   DAILY FIVE DAYS PER WEEK

A.  General

    1. Hand dust and/or damp wipe and/or wash counters, file cabinets, desks, telephones, chairs, tables and other office furniture.

    2.   Empty all ashtrays and urns, damp wipe or wash.

    3.   Hand dust all ledges and flat surfaces within reach.

    4. Gather all waste paper, replace plastic liners as needed and place for disposal.

    5. Remove fingerprints and marks from woodwork, walls, doors, partitions and partition glass.

    6.   Properly arrange all furniture.

    7. Sweep all resilient tile floors and spot mop any soiled areas.

    8.   Vacuum all carpeted areas and spot clean as needed.

    9.   Clean and sanitize drinking fountains.

    10.  Keep janitor closet neat and clean at all times.

    11.  Dry clean chalkboards and trays as needed.  (If Erased)

    12. Upon completion of work, leave only designated lights on. Check windows, doors etc. prior to leaving building.

    13.  Lock all suite doors while performing cleaning.

B.  RESTROOMS

    1.   Clean and refill dispensers from Customer's stock.

    2.   Clean and sanitize fixtures, polish chrome fittings.

    3.   Spot wash walls and partitions.

    4.   Clean and sanitize mirrors.

    5.   Damp mop and sanitize floors.

    6.   Dust around doors leading to bathrooms.

C.  ENTRANCE WAYS/OUTSIDE PATIO AREAS

    1.   Clean entrance glass.

    2.   Clean and maintain entrance mats.

    3.   Sweep/mop entrance tile, vacuum carpeted areas.

    4.   Polish all bright metal.

    5.   Wet mop all tiled landings nightly.

    6.   Sweep/police outside entrance ways.

    7. Empty ashtrays of debris and remove any debris in the area surrounding ashtrays.

D.  LUNCH ROOMS OR EATING AREAS

    1.   Sweep/mop all floors.

    2. Gather all trash, replace plastic liners in receptacles and place for disposal.

    3.   Properly arrange all furniture.

    4.  Clean all table tops.

E.  ASSEMBLY AREAS (Labs, Machine shops, etc.)

    1.  Sweep/mop all floors.

    2. Gather all trash, furnish and replace plastic liners as needed in receptacles and place for disposal.

    3. Remove fingerprints and marks from walls, partitions, doors, and partition glass.

    4.  Hand dust all ledges and flat surfaces within reach.

F.  COMPUTER ROOMS

    1.  Sweep/mop all floors.

    2. Gather all trash, furnish and replace plastic liners as needed in receptacles and place for disposal.

    3. Remove fingerprints and marks from walls, partitions, doors, and partition glass.

G.  STOCK ROOMS

    1.  Sweep/mop all floors

    2.  Gather all trash and place for disposal.

II.  PERIODIC CLEANINGS

     A.  FLOORS

         1.  Scrub and refinish all tiled areas quarterly.

     B.  GENERAL

         1.  Once each 30 days

             a. High dust overhead vents, ceiling around light fixtures, ledges etc.

             b.  Vacuum fabric drapes anad upholstered furniture.

     C.  RESTROOMS

         1.  Once each quarter

             a.  Wash down and sanitize walls and partitions.

             b.  Machine scrub floors and seal.

     D.  WINDOWS

         1.  Monthly

             a.  Wash all lobby glass inside and out.

     E.  RETURN REGISTERS

         1.  Clean twice yearly.



All work to be performed after general working hours and/or weekends as desired.

                                                    EXHIBIT "C"


                                               RULES AND REGULATIONS

Tenant, its contractors, employees, agents, visitors, guests and licensees shall faithfully observe and comply with the rules and regulations set forth herein, and such additional rules and regulations as Landlord hereafter at any time from time to time may make and communicate in writing to Tenant, which, in the judgment of Landlord, shall be necessary or desirable for the reputation, safety, care of appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the building, or the equipment thereof, or the comfort of Tenant or others in the Building, provided, however, that in the case of any conflict between the provisions of the Lease and any such rules & regulations, the provisions of the Lease shall control, and provided further that nothing contained in the Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees, lessees or licensees.

1. The rights of Tenant in the entrances, corridors, elevators and escalators of the Building are limited to ingress and egress from the Tenant's Demised Premises for the Tenant and its employees, licensees and invitees, and Tenant shall not use, or permit the use of the entrances, corridors, escalators or elevators for an other purpose. Tenant shall not invite to the Tenant's Demised Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, parking areas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the Tenant, its employees, licensees, or invitees. Tenant shall not encumber or obstruct, or permit the encumbrances for obstruction of any of the lobbies , sidewalks, plazas, parking areas, entrances, corridors, escalators, elevators, fire exits, stairways or other public portions of the Building. The Landlord reserves the right to control and operate the public portions of the building and the public facilities, as well as facilities furnished for the common use of the Tenant, in such manner as it deems best for the benefit of the Tenant generally. INITIAL_________
                                           1


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2.   The  Landlord  may refuse  admission  to the  Building  outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant, employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between the Landlord an Tenant with respect thereto. Tenant shall be responsible for all persons for whom Tenant requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenant may be denied access to the Building or may be ejected therefrom. In the case of invasion, riot, public excitement or other commotions, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the Tenant and protection of property in the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the Tenant from whose Demised Premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any Tenant against the removal of property from the Demised Premises of the Tenant. The Landlord shall, in no way, be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Tenant's Demised Premises for the Building under provisions of this rule.

3. Tenant shall not obtain or accept for use in its Demised Premises food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning, messenger service or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by the Landlord are not excessive. Such services shall be furnished only at such hours in such places within the Tenant's Demised Premises and under such regulations as may be fixed by the Landlord.

4. There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.
                                                     2      INITIAL__________

5. No noise, including the playing of any musical instruments, radio or television which, in the judgment of the Landlord, might disturb other lessees in the Building, shall be made or permitted by Tenant, and no cooking shall be done in the Tenant's Demised Premises, except as expressly approved by the Landlord in writing. Nothing shall be done or kept in Tenant's Demised Premises which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the Demised Premises, or the use or enjoyment by any other lessee of any other Demised Premises, nor shall there be installed by Tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or material shall be brought into the building by Tenant or with the permission of any lessee.

6. Tenant shall not install vending machines in the Demised Premises without the written consent of Landlord.

7. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving Tenant's Demised Premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. All cost of repairs to special installed plumbing fixtures in Tenant's Demised Premises shall be at Tenant's expense whether initial installation was paid for by Landlord or Tenant.

8. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed a the expense of Tenant by a person approved of by the Landlord.

                                                     3         INITIAL_______

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

10. Tenant shall not overload the floor of the Demised Premises or in any way deface the Demised Premises or any part thereof.

11. No furniture, freight or equipment of any kind shall be brought into the building without the prior notice to Landlord and all moving of the same into or out of the building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

12. Landlord will direct electricians as to where and how telephone and telegraph wires are to introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The locations of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord.

13. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

14. Tenant shall not alter any lock or install any new or additional locks or any bolts of any doors or windows of the Premises.

                                                     4        INITIAL__________

15. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the Tenant, in such manner as it deems best for the benefit of the Tenant generally.

16. All entrance doors in the Demised Premises shall be left locked when the Demised Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Demised Premises.

17. Landlord shall not be responsible for replacing or repairing any interior light fixtures, ballasts, tubes or bulbs other than for normal drop-in fluorescent 2' x 4' fixtures which are located in Tenant's Demised Premises.

18. Tenant shall pay for any and all costs of extra trash removal above that trash constituted as normal office waste. Extra trash in this instance means, but is not limited to packing, crates, boxes, or insulation whether created from moving in, moving out, or in the day-to-day operation of the Tenant's business.

19.      Tenant must supply desk chair pads for every desk.

20. Monthly rental not received by our office within seven (7) days of its due date shall incur a late charge of TEN percent (10%) of the rent rate then in effect or the maximum charge allowable by the then current law, whichever is greater. This charge will be assessed as liquidated damages for said late payment.

21. Nothing is to be placed on or hung from the suspended ceiling including plants, brackets, hooks or decorative items.




                                            5                 INITIAL_________

READ AND APPROVED:

NINE-C CORPORATION                                            TENANT

BY:  JAMES E. BURNEY                                             BY:
TITLE:  PRESIDENT                                             TITLE:
DATE:                                                         DATE:


frm18.93a























                                            6                  INITAL__________